EXHIBIT J-1

FUNDAMENTAL INVESTMENT RESTRICTIONS RECOMMENDED TO BE ELIMINATED
(As Described in Proposal 6)

ELIMINATE
ADDRESSED BY THE 1940 ACT OR SEC
		STAFF INTERPRETATIONS		PREEMPTED BY NSMIA
Franklin Federal Tax-Free Income Fund
	1).	Mortgage, Pledge or Hypothecate	1).	Invest to Exercise Control
	2).	Sell Short and Use Margin	2).	Invest in Other Investment Companies
	3).	Principal Transactions with Management	3).	Management Ownership of Securities
			4).	Invest in Put and Call Options
			5).	Invest in Oil, Gas or Mineral Interests
Franklin Money Fund
	1).	Mortgage, Pledge or Hypothecate	1).	Invest to Exercise Control
	2).	Sell Short and Use Margin	2).	Invest in Other Investment Companies
	3).	Invest in Restricted or Illiquid Securities	3).	Management Ownership of Securities
	4).	Principal Transactions with Management	4).	Invest in Put and Call Options
			5).	Invest in Oil, Gas and Mineral Interests
Franklin Tax-Exempt Money Fund
	1).	Mortgage, Pledge or Hypothecate	1).	Invest to Exercise Control
	2).	Sell Short and Use Margin	2).	Invest in Other Investment Companies
	3).	Invest in Restricted or Illiquid Securities	3).	Management Ownership of Securities
			4).	Invest in Put and Call Options
			5).	Invest in Oil, Gas or Mineral Interests
			6).	Unseasoned Issuers
The Money Market Portfolios
The Money Market Portfolio	1).	Mortgage, Pledge or Hypothecate	1).	Invest to Exercise Control
	2).	Sell Short and Use Margin	2).	Invest in Other Investment Companies
	3).	Invest in Restricted or Illiquid Securities	3).	Management Ownership of Securities
	4).	Principal Transactions with Management	4).	Invest in Put and Call Options
			5).	Invest in Oil, Gas or Mineral Interests

J-1-1